EXHIBIT 99.1

Sucampo and Harbin Gloria Pharmaceuticals Enter Into Licensing Agreement for AMITIZA(R) (lubiprostone) in China

BETHESDA, Md., May 11, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global pharmaceutical company, today announced that it entered into an exclusive license, development, commercialization and supply agreement with Harbin Gloria Pharmaceuticals Co., Ltd. (Gloria), for AMITIZA® (lubiprostone) in the People's Republic of China. Through this agreement, Sucampo has granted Gloria the rights to develop and commercialize AMITIZA in China, subject to regulatory approval of the product by the China Food and Drug Administration (CFDA).

"We are committed to making AMITIZA available to patients worldwide, and our agreement with Gloria now enables us to access this important market," said Peter Greenleaf, Chief Executive Officer of Sucampo. "Current treatment options for constipation are not effective for all patients, and Gloria's local expertise and established commercial infrastructure may provide the patient population in China with a new alternative. We are pleased to partner with Gloria to expand access to AMITIZA to even more patients."

Hongbing Yang, Chief Executive Office of Gloria said, "We are very delighted to partner with Sucampo to bring AMITIZA into the Chinese market to provide a novel and differentiated therapy for Chinese patients. Licensing is a cornerstone of Gloria's long-term strategy in new drug research and development. The collaboration with Sucampo also reflects Gloria's vision in global partnering and open innovation."

Under the terms of the agreement, Sucampo will receive an upfront payment of $1.5 million and a milestone payment from Gloria. The upfront payment will consist of $1 million within 30 days of signing the agreement and $500,000 within 30 days of investigational new drug application approval in China. Sucampo will also be eligible for an additional milestone payment upon the occurrence of a regulatory or alternatively a commercial milestone event. Sucampo will be the exclusive supplier of AMITIZA to Gloria at an agreed-upon supply price. The term of this agreement is 13 years with renewal terms.

Gloria will be responsible for all development activities and costs. In addition, Gloria will be responsible for all commercialization and regulatory activities in China.

About lubiprostone (AMITIZA®)

AMITIZA (lubiprostone) is a chloride channel activator that acts locally in the small intestine to restore motility and to address the underlying pathophysiology and secondary symptoms of constipation. AMITIZA (24 mcg twice daily) is indicated in the U.S. for the treatment of adults with CIC and OIC with chronic, non-cancer pain. AMITIZA (8 mcg twice daily) is also approved in the U.S. for IBS-C in women 18 years of age and older. In Japan, AMITIZA (24 mcg twice daily) is indicated for the treatment of chronic constipation (excluding constipation caused by organic diseases). In the U.K., AMITIZA (24 mcg twice daily) is indicated for the treatment of CIC and associated symptoms in adults, when response to diet and other non-pharmacological measures (e.g. educational measures, physical activity) are inappropriate. In Switzerland, AMITIZA (24 mcg twice daily) is indicated for the treatment of CIC in adults and for the treatment of OIC and associated signs and symptoms such as stool consistency, straining, constipation severity, abdominal discomfort, and abdominal bloating in adults with chronic, non-cancer pain. The efficacy of AMITIZA for the treatment of OIC in patients taking opioids of the diphenylheptane class, such as methadone, has not been established.

Important Safety Information

  AMITIZA (lubiprostone) is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction. Patients with symptoms suggestive of mechanical gastrointestinal obstruction should be thoroughly evaluated by the treating healthcare provider (HCP) to confirm the absence of such an obstruction prior to initiating AMITIZA treatment.

  Patients taking AMITIZA may experience nausea. If this occurs, concomitant administration of food with AMITIZA may reduce symptoms of nausea. Patients who experience severe nausea should inform their HCP.

  AMITIZA should not be prescribed to patients that have severe diarrhea. Patients should be aware of the possible occurrence of diarrhea during treatment. Patients should be instructed to discontinue AMITIZA and inform their HCP if severe diarrhea occurs.

  Patients taking AMITIZA may experience dyspnea within an hour of first dose. This symptom generally resolves within three hours, but may recur with repeat dosing. Patients who experience dyspnea should inform their HCP. Some patients have discontinued therapy because of dyspnea.

  In clinical trials of AMITIZA (24 mcg twice daily vs placebo; N=1113 vs N=316, respectively) in patients with CIC, the most common adverse reactions (incidence > 4%) were nausea (29% vs 3%), diarrhea (12% vs 1%), headache (11% vs 5%), abdominal pain (8% vs 3%), abdominal distension (6% vs 2%), and flatulence (6% vs 2%).

  In clinical trials of AMITIZA (24 mcg twice daily vs placebo; N=860 vs N=632, respectively) in patients with OIC, the most common adverse reactions (incidence >4%) were nausea (11% vs 5%) and diarrhea (8% vs 2%).

  In clinical trials of AMITIZA (8 mcg twice daily vs placebo; N=1011 vs N=435, respectively) in patients with IBS-C the most common adverse reactions (incidence > 4%) were nausea (8% vs 4%), diarrhea (7% vs 4%), and abdominal pain (5% vs 5%).

  Concomitant use of diphenylheptane opioids (e.g., methadone) may interfere with the efficacy of AMITIZA.

  The safety of AMITIZA in pregnancy has not been evaluated in humans. Based on animal data, AMITIZA may cause fetal harm. AMITIZA should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. Caution should be exercised when AMITIZA is administered to a nursing woman. Advise nursing women to monitor infants for diarrhea.

  Reduce the dosage in CIC and OIC patients with moderate and severe hepatic impairment. Reduce the dosage in IBS-C patients with severe hepatic impairment.

Please see the Full Prescribing Information here. For further information on AMITIZA, please visit www.sucampo.com/products.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc., is a global biopharmaceutical company that is built on the ongoing pursuit of scientific innovation to improve the lives of patients. Sucampo has a marketed product – AMITIZA – and a pipeline including lifecycle management and clinical development programs. Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the U.K. For more information, please visit www.sucampo.com.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

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About Harbin Gloria Pharmaceuticals Co., Ltd.

Harbin Gloria Pharmaceuticals Co., Ltd. is a leading healthcare group company in China. The Company focuses on the research, development, and commercialization of a variety of categories including small molecule medicines, Traditional Chinese medicines, OTCs and nutritional supplements spanning antibiotics, medical nutrition, orthopedics, rheumatology, oncology, gastroenterology and cardiovascular therapeutics areas. Established in 2000, the Company is headquartered in Beijing, China, and has nine manufacturing sites, three R&D centers and four GSP companies nationwide. The Company primarily sells its products throughout China's hospital market. For more information, please visit www.gloria.cc.

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to continue to develop the market for AMITIZA; the ability of Sucampo to develop, commercialize or license existing pipeline products or compounds or license or acquire non-prostone products or drug candidates; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President,
         Investor Relations and Corporate Communications
         1-240-223-3718
         staylor@sucampo.com